EXHIBIT 99.3

Please Mark Vote by marking
one of the following boxes as shown ☒

1.	The plan of reorganization and minority stock issuance pursuant to which Naugatuck Valley Savings and Loan
	will be reorganized into the mutual holding company structure (as described on the reverse side of this proxy card).	FOR ☐	AGAINST ☐

2.	The establishment and funding of the Naugatuck Valley Savings and Loan Foundation (as described on the reverse side of this proxy card).	FOR ☐	AGAINST ☐

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Depositors of Naugatuck Valley Savings and Loan called for [Meeting Date] and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

Signature	Date:

Signature	Date:

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to your signature.

w DETACH ORDER FORM w

STOCK ORDER FORM
 PLEASE COMPLETE APPLICABLE SHADED AREAS

(NAUGATUCK VALLEY
FINANCIAL CORPORATION LOGO)
Stock Information Center
333 Church Street, Naugatuck, CT 06770
QUESTIONS? Call us at (___) _____ -_____
9:30 a.m. to 4:00 p.m., Monday to Friday

For Internal Use Only
REC’D #____ BATCH #____ ORDER #_____ CATEGORY #______

ORDER DEADLINE & DELIVERY: Stock Order Forms, properly completed and with full payment, must be received at the Stock Information Center (not postmarked) by 10 a.m., Eastern Time, on ___, 2004. Stock Order Forms can be delivered by using the enclosed order reply envelope, or by hand or overnight delivery to the Stock Information Center. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form will not be accepted. Each Stock Order Form will generate one stock certificate (subject to stock allocation provisions described in the Prospectus).

(1) Number of Shares	Price per Share	(2) Total Payment Due
(25 Share Minimum)
	X $10.00 =		$.00

(3) Method of Payment – Check or Money Order Enclosed is a check or money order made payable to Naugatuck Valley Financial Corporation in the amount of:		$.00
No cash or wire transfers will be accepted. Checks will be cashed upon receipt.

(4) Method of Payment – Withdrawal
The undersigned authorizes withdrawal from the Naugatuck Valley Savings deposit account(s) listed below. (Do not list deposit accounts that have check-writing privileges. Instead, you may submit a check written on this type of account.) You may not submit a Naugatuck Valley Savings line of credit check or a third party check. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this stock order form is received.
Naugatuck Valley Savings IRA accounts may not be listed for direct withdrawal below.

For Internal Use Only	Account Number(s)	Withdrawal Amount(s)
$ .00
$ .00
$ .00
	Total Withdrawal Amount	$ .00

•	Please review the preprinted deposit account information listed at right. The account(s) listed correspond to the account title (ownership) printed on the top left of this form. There will be more than one account listed if you had more than one account with this title.
•	Note that the preprinted list may not include all accounts, or even all account(s) as of the earliest of the three Subscription Offering eligibility dates.
•	List in the box to the right all other Naugatuck Valley Savings deposit accounts owned by the purchaser(s) listed in Section 7 of this form. The accounts should be owned by the purchaser(s) on the eligibility date you checked (box (a), (b) or (c) in Section 5).
Not listing all deposit accounts as of the eligibility date you checked, or providing incorrect or incomplete information, could result in the loss of all or part of any share allocation.

(5) Purchaser Information

Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7 below.

a.	☐	Purchaser(s) listed below had a minimum of $50 on deposit at Naugatuck Valley Savings on April 30, 2003.

b.	☐	Box (a) above does not apply, however purchaser(s) listed below had a minimum of $50 on deposit at Naugatuck Valley Savings on June 30, 2004.

c.	☐	Boxes (a) and (b) above do not apply, however purchaser(s) listed below had deposit account(s) at Naugatuck Valley Savings on _____ ___, 2004.

d.	☐	None of the above apply to the purchaser(s) listed below. This order is placed in the Community Offering.

ACCOUNT INFORMATION — SUBSCRIPTION OFFERING

Deposit Account Title (Names on Accounts)	Account Number(s)

(6) Management and Employees (Check the box, if applicable)
☐ Check if you are a Naugatuck Valley Savings director, officer or employee or a member of their immediate family as defined on the reverse side of this form.

(7) Stock Registration Please PRINT clearly and provide all information requested. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), stock must be registered only in the name(s) of eligible depositor(s) with the same purchase priority as you have. Adding the name(s) of other persons who qualify in a lower purchase priority may result in the loss of your subscription rights.

First Name, Middle Initial, Last Name				Social Security No./Tax ID No. (to be used for tax reporting purposes)

First Name, Middle Initial, Last Name				Social Security No./Tax ID No.

Street				Daytime Phone Number

City	State	County	Zip	Evening Phone Number

(8) Form of Stock Ownership				FOR SELF-DIRECTED IRAs ONLY (see order form instructions on reverse side)
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Uniform Transfer to Minors Act	☐ IRA	SSN of Beneficial Owner: ____- ____-_____
☐ Corporation	☐ Partnership	☐ Other ________

(9) Acknowledgment and Signature Please read the following acknowledgment carefully.
I agree that after receipt by Naugatuck Valley Financial, this Stock Order Form may not be modified or withdrawn without Naugatuck Valley Financial’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID Information and all other information provided hereon are true, correct and complete, (2) I AM PURCHASING SOLELY FOR MY OWN ACCOUNT, AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF THE SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY NAUGATUCK VALLEY FINANCIAL OR BY THE FEDERAL GOVERNMENT. If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Regional Director of the Office of Thrift Supervision’s Northeast Regional Office at (201) 413-1000. I further acknowledge that my order does not conflict with the overall purchase limitation of $200,000, in all categories of the offering combined, for any person, together with associates of, or persons acting in concert with, such person, as set forth in the Plan of Reorganization and Minority Stock Issuance and the Prospectus dated ___, 2004. I further certify that, before purchasing the common stock of Naugatuck Valley Financial, I received the Prospectus. The Prospectus contains disclosure concerning the nature of the common stock of Naugatuck Valley Financial and describes the risks involved in the investment, including the following “Risk Factors,” beginning on page ___of the Prospectus:

•	Our increased emphasis on commercial and construction lending and the unseasoned nature of these loans may expose us to increased lending risks and could impact the level of our allowance for loan losses.

•	Rising interest rates may hurt our profits and asset value.

•	If we do not achieve profitability on new branches, the new branches may negatively impact our earnings.

•	As a result of the amount of capital we are raising, we expect our return on equity and our stock price performance to be negatively affected.

•	Additional expenses following the reorganization may reduce our profitability and stockholders’ equity.

•	Strong competition within our market area could hurt our profits and slow growth.

•	We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

•	Issuance of shares for benefit programs may dilute your ownership interest.

•	Naugatuck Valley Mutual will own a majority of our common stock and will be able to exercise voting control over most matters put to a vote of stockholders, including preventing sale or merger transactions you may like or a second-step conversion by Naugatuck Valley Mutual.

•	Office of Thrift Supervision policy on remutualization transactions could prohibit the merger or acquisition of us, which may lower our stock price.

•	The contribution to the Naugatuck Valley Savings and Loan Foundation will hurt our profits for fiscal year 2004 and means that a stockholder’s ownership interest will be up to 4.44% less after the contribution.

•	Our contribution to the Naugatuck Valley Savings and Loan Foundation may not be tax deductible, which could hurt our profits.

•	Failure to approve the Naugatuck Valley Savings and Loan Foundation may materially affect our pro forma market value, which may delay the completion of the reorganization.

•	Our stock price may decline when trading commences.

•	There may be a limited market for our common stock, which may lower our stock price.

•	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Naugatuck Valley Financial will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights. Management will not honor orders known to involve such transfer.

è ORDER NOT VALID UNLESS SIGNEDç

ONE SIGNATURE REQUIRED, UNLESS SECTION (4) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC. PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date)
QUESTIONS? See the reverse side of this form, or call our Stock Information Center at (___)___-___, Monday through Friday from 9:30 a.m. to 4:00 p.m., Eastern Time.

REVOCABLE PROXY — Naugatuck Valley Savings and Loan

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NAUGATUCK VALLEY SAVINGS AND LOAN

     The undersigned depositor of Naugatuck Valley Savings and Loan hereby appoints the full Board of Directors as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of depositors to be held at [Meeting location] at [Meeting Time], [Meeting Date], and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

     1.       FOR or AGAINST the plan of reorganization and minority stock issuance pursuant to which Naugatuck Valley Savings and Loan will be reorganized into the mutual holding company structure. As part of voting on the plan of reorganization, depositors will be approving the proposed charters and bylaws for Naugatuck Valley Savings and Loan, Naugatuck Valley Financial Corporation and Naugatuck Valley Mutual Holding Company attached to the plan of reorganization. Pursuant to the plan of reorganization, Naugatuck Valley Financial Corporation will issue 55% of its common stock to Naugatuck Valley Mutual Holding Company, a federally chartered mutual holding company that will be formed pursuant to the plan of reorganization, will offer for sale to eligible depositors 43% of its common stock, and assuming approval of Proposal 2, will contribute 2% of its common stock to Naugatuck Valley Savings and Loan Foundation; and

     2.       FOR or AGAINST the establishment of Naugatuck Valley Savings and Loan Foundation, a Delaware non-stock corporation, dedicated to the promotion of charitable purposes within the Greater Naugatuck Valley of Connecticut communities, and the contribution of a number of shares of authorized but unissued Naugatuck Valley Financial Corporation common stock in an amount equal to 2% of the common stock issued in the reorganization concurrently with completion of the reorganization of Naugatuck Valley Savings and Loan into the mutual holding company form of organization.

     This proxy will be voted as directed by the undersigned depositor. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF REORGANIZATION AND FOR ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. In addition, this proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the special meeting.

     The undersigned may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Naugatuck Valley Savings and Loan either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting, ling a written revocation and voting in person. The undersigned hereby acknowledges receipt of the notice of special meeting of depositors and proxy statement and accompanying prospectus.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE.
NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST BOTH PROPOSALS

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

Naugatuck Valley Financial Corporation
Stock Order Form Instructions

Sections (1) and (2) — Number of Shares and Total Payment Due. Fill in the number of shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares. In the Subscription Offering and in the Community Offering, the maximum purchase is 15,000 shares ($150,000). This maximum limit also applies to any individual/individuals exercising subscription rights through a single deposit account held jointly. Further, no person, together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 20,000 shares ($200,000) of common stock, in all categories of the stock offering combined. By signing this form, you are certifying that your order does not conflict with these purchase limitations. For definitions of “associate” and “acting in concert”, see the Prospectus, page ___and pages ___.
Section (3) — Payment by Check or Money Order. Payment may be made by personal check, bank check or money order payable to Naugatuck Valley Financial Corporation. These will be cashed upon receipt. Indicate the amount remitted. Your funds will earn interest at the passbook rate of Naugatuck Valley Savings until the offering is completed. You may not remit a Naugatuck Valley Savings line of credit check or a third party check, and wire transfers will not be accepted.
Section (4) — Payment by Account Withdrawal. Payment may be made by authorizing withdrawal from deposit accounts at Naugatuck Valley Savings, except that you may not authorize withdrawal from deposit accounts that have check-writing privileges. Indicate the Naugatuck Valley Savings account number(s) and the amount(s) you want withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Funds will not be withdrawn prior to completion of the offering, but upon receipt of your order, a hold will be placed on the dollar amount(s) designated by you on this form, making the amount(s) unavailable to you. You will continue to earn interest within the account(s) at the contractual rate. Note that you may not designate Naugatuck Valley Savings IRA accounts for direct withdrawal on this form. For IRA guidance, please contact the Stock Information Center — preferably no later than ___, ___.
Section (5) — Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Boxes (a) through (c) apply to orders placed in the Subscription Offering. Purchase priorities are based on eligibility dates. Review the preprinted account numbers, and add any other deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only those entities’ eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Box (d) applies to a Community Offering, if held. See “The Reorganization and Stock Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.
Section (6) — Management and Employees. Check the box, if applicable. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer, or employee.
Section (7) — Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus.
IMPORTANT: If you checked box (a), (b) or (c) in Section 5 of this form, you must register the stock only in the names(s) of others with the same purchase priority. Adding the names(s) of those who qualify in a lower purchase priority than you, will be a violation of your subscription rights and may result in a loss of part or all of your share allocation. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in case we need to contact you about this form.
Section (8) — Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials — use full first name, middle initial, and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at Naugatuck Valley Savings on either April 30, 2003, June 30, 2004 or ___, ___.
Buying Stock Jointly:
Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 7 of this form must have had an eligible deposit account at Naugatuck Valley Savings on the same eligibility date (either April 30, 2003, June 30, 2004 or ___, ___.
Tenants in Common– May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 7 of this form must have had had an eligible deposit account at Naugatuck Valley Savings on the same eligibility date (either April 30, 2003, June 30, 2004 or ___, ___).
Buying Stock for a Minor– Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had had an eligible deposit account at Naugatuck Valley Savings on either April 30, 2003, June 30, 2004, or ___, ___. The standard abbreviation for Custodian is CUST, while the Uniform Transfer to Minors Act is UTMA, followed by the state abbreviations. For example, stock held by John Smith as custodian for Susan Smith under the Connecticut Uniform Transfer to Minors Act, should be registered as John Smith, CUST Susan Smith UTMA-CT (list only the minor’s social security number).
Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership listed in Section 7 of this form must have had an eligible deposit account at Naugatuck Valley Savings on either April 30, 2003, June 30, 2004, or ___, ___.
Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees, and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity listed in Section 7 of this form must have had an eligible deposit account at Naugatuck Valley Savings on either April 30, 2003, June 30, 2004, or ___, ___.
Buying Stock in a Self-Directed IRA [for broker use only] — Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other identifying information, and the firm’s address and department to which all correspondence should be mailed, including a stock certificate. Indicate the Tax ID Number under which the firm’s IRAs are reported.
Section (9) — Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal. Deliver your completed Stock Order Form, with full payment (or withdrawal authorization), so that it is received at the Stock Information Center (not postmarked) by 10:00 a.m. Eastern Time, on ___, ___or your subscription rights will be void. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment and required signatures.

A postage-paid reply envelope is included. If sending via overnight delivery, or for hand-delivery:

Naugatuck Valley Savings and Loan, Attn: Stock Information Center, 333 Church St., Naugatuck, CT 06770

QUESTIONS? Call our Stock Information Center at (___) ___-___, Monday through Friday from 9:30 a.m. to 4:00 a.m., Eastern Time.